UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2008

CHAPEAU, INC.
(Exact name of registrant as specified in its charter)

Utah	033-01289-D	87-0431831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1190 Suncast Lane, Suite 2, El Dorado Hills, California	95762
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (916) 939-8700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR 240.13e-4(c))

Item 8.01  Other Events.

Recapitalization Update; and Restructuring Efforts

As initially disclosed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 18, 2008, the Board of Directors (the “Board”) of Chapeau, has determined that it believes Chapeau will require significant additional capital in the immediate near term to continue operations as a going concern.  On August 26, 2008, Chapeau disclosed in a Current Report on Form 8-K filed with the Commission that Chapeau had raised $925,000 of bridge financing on August 22, 2008 from the Gordon V. and Helen C. Smith Foundation (the “Foundation”) and anticipated closing on an additional $925,000 of further bridge financing several weeks subsequent to the initial closing.

Subsequent to such disclosure by Chapeau on August 26, 2008, a representative of the Foundation informed the Board that it does not plan to purchase the additional $925,000 of common stock in a second closing.  Following that notice, a representative of the Board made an oral demand of the Foundation to uphold its contractual obligation under the Stock Purchase Agreement (which was filed as Exhibit 99.1 to the Current Report on Form 8-K filed on August 26, 2008) to purchase the additional $925,000 of common stock, which was rebuffed, and as a result Chapeau intends to follow-up with a written demand.

As of September 19, 2008, management believes that the $925,000 of proceeds from the August 22, 2008 closing will support continued operations through the first half of the week of September 22, 2008, at which point, if Chapeau has not secured additional financing, it will not have the funds to support continued operations.  As such, Chapeau continues to actively pursue additional sources of funding and capital to meet its immediate and long-term capital requirements.  Chapeau is currently in negotiations to acquire an additional $1 to $2 million of bridge financing through a private placement of shares of its common stock at approximately a $0.02 per share purchase price. However, there can be no assurance that this financing alternative will successfully be negotiated and closed on or any other potential financing arrangements will be available and, if available, can be obtained on terms favorable to Chapeau or in amounts sufficient to meet Chapeau’s financial needs.

In connection with these recapitalization efforts, the Board is focusing its efforts and resources on modifying, updating and then implementing Chapeau’s revised business plan. However, there is currently several million dollars in exposure to Chapeau from existing and potential liabilities in connection with its current operations, principally with respect to certain of its completed and in-process cogeneration projects, including substantial unanticipated cost overruns.  The Board believes that management’s ability to successfully execute a revised business plan and/or raise long-term financing will depend in part on whether and how these issues are addressed.  There can be no assurance that these issues, amongst others, can be addressed and resolved and even if resolved that management will then be in a position to successfully execute the business plan.

In its efforts to address these and other issues, the Board is exploring various restructuring alternatives, including, but not limited to, seeking Chapter 7 liquidation or Chapter 11 reorganization bankruptcy proceeding. However, there can be no assurance that Chapeau will be able to successfully execute a restructuring transaction, including, for amongst other reasons, because of insufficient capital to carry out such a transaction and/or a lack of support from Chapeau’s shareholders and/or creditors, to the extent such support is necessary.  Furthermore, while one of the Board’s considerations in devising a restructuring transaction is preserving a residual interest for existing shareholders, there can be no assurances that even if a restructuring is consummated that objective can be accomplished.

Termination of Voluntary Filing Status

In light of Chapeau’s current situation as summarized above, the Board has determined that it is not a prudent expenditure of its human and capital resources to continue voluntarily filing with the U.S. Securities Exchange Commission current and periodic Securities Exchange Act of 1934 reports (“Exchange Act Reports”).  The Board has determined that management should be expending substantially all of its time and energy focused upon the recapitalization and restructuring efforts.  However, it is Chapeau’s current plan to continue to make information available to the public, and may do so from time to time by issuing press releases, publishing financial statements and hosting webcasts and/or investor conference calls.

Voluntary Review of Prior Public Disclosures

As a result of concerns about the accuracy and completeness of certain of Chapeau’s public reports, the Board plans on conducting a voluntary review of its historical public reports.  Chapeau will provide a public statement once its review is complete. Because the review has not yet been carried out, at this time Chapeau has not yet determined if any misstatements or omissions exist in the text of such disclosures and/or whether there are any issues with its financial statements and, if so, if they are material.

Saga Capital Management – Special Meeting of Shareholders and Current Litigation

On August 27, 2008 Saga Capital Management, LLC (“Saga”), a corporation claiming to be the manager of certain Chapeau shareholders, filed a complaint against Chapeau and certain of its officers and directors in the El Dorado County Superior Court (the “Court”).  The complaint seeks relief under California Corporations Code Section 709, challenging the recent appointment of certain directors to the Board, and also asks the Court to set a special meeting of Chapeau's shareholders.  As previously disclosed in a Current Report on Form 8-K filed with the Commission on August 26, 2008, the Board set a meeting date and time of 1:00 p.m. Pacific on October 6, 2008 for a special meeting of shareholders.

At a hearing on September 8, 2008, the Court scheduled a hearing on Saga’s application for October 14th, after the special meeting of shareholders noticed by the Board for October 6, 2008.

Item 9.01 Financial Statements and Exhibits.

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Not applicable.

Chapeau is currently not registered under the Securities Exchange Act of 1934.  As such, this filing made by Chapeau pursuant to the Securities Exchange Act of 1934 is made on a voluntary basis.

The disclosure in this Current Report on Form 8-K contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon Chapeau’s current expectations and speak only as of the date hereof. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and similar expressions as they relate to Chapeau or its management are intended to identify such forward-looking statements. Chapeau’s actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For a discussion of additional factors that may affect actual results, investors or interested parties should refer to Chapeau’s filings with the U.S. Securities and Exchange Commission; in particular, its most recent Annual Report on Form 10-K, most current Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and other subsequent filings as may be relevant. Chapeau undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPEAU, INC.

Date: September 19, 2008	By: /s/ Steve Lagorio
Name: Steve Lagorio
Title: Chief Financial Officer